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EMBRAER REPORTS SECOND QUARTER 2004 DELIVERIES AND
TOTAL COMPANY BACKLOG


Sao Jose dos Campos, July 08, 2004 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE:
ERJ) today announced its second quarter 2004 deliveries for the Airline, Corporate and Defense markets.

Deliveries by segment were as follows:

Deliveries by Segment           2nd Quarter 2004            YTD 2004
--------------------------------------------------------------------
Airline Market
--------------------------------------------------------------------
   ERJ 145                           25                        39
--------------------------------------------------------------------
   EMBRAER 170                       15                        23
--------------------------------------------------------------------
Total Airline Market                 40                        62
--------------------------------------------------------------------
Corporate Market
--------------------------------------------------------------------
   Legacy                             3                         3
--------------------------------------------------------------------
Total Corporate Market                3                         3
--------------------------------------------------------------------
Defense (*)
--------------------------------------------------------------------
   EMB 145                            -                         1
--------------------------------------------------------------------
Total Defense Market                  -                         1
--------------------------------------------------------------------
Total                                43                        66
--------------------------------------------------------------------
(*)Includes only deliveries for government authority transportation.


This quarter includes the two first ERJ 145 jet delivered by Harbin Embraer Aircraft Industry Company Limited (HEAI), the joint venture established between Embraer, Harbin Aviation Industry (Group) Co., Ltd. and Hafei Aviation Industry Co., Ltd. - companies controlled by China Aviation Industry Corporation II. As Embraer controls 51% of HEAI, deliveries by the joint venture will be consolidated into the volume of 160 jets expected to be delivered by Embraer in 2004.


Embraer maintains its forecast for deliveries of 160 and 170 Commercial, Corporate and Defense aircraft (only authority transport aircraft) in 2004 and 2005, respectively.



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As of June 30, 2004, Embraer's total firm order backlog, including the Airline,
Corporate and Defense markets totaled US$10.5 billion. Backlog including options reached US$28.3 billion.

The Air Canada commercial proposal announced on December 19, 2003 is not included in the order book. It is Embraer's policy to include only firm contracts in its order book.

Embraer's Airline Market order book by product in June 30, 2004, was as follows:


Product                        Firm        Options     Deliveries    Firm Order
                              Orders                                   Backlog
-------------------------------------------------------------------------------
Commercial Airline Market
-------------------------------------------------------------------------------
ERJ 145 Family
-------------------------------------------------------------------------------
   ERJ 135                     122            2           105            17
-------------------------------------------------------------------------------
   ERJ 140                      94           20            74            20
-------------------------------------------------------------------------------
   ERJ 145                     704          424           570           134
-------------------------------------------------------------------------------
Total ERJ 145 Family           920          446           749           171
-------------------------------------------------------------------------------
EMBRAER 170/190 Family
-------------------------------------------------------------------------------
   EMBRAER 170                 148          167            23           125
-------------------------------------------------------------------------------
   EMBRAER 190                 110          150             -           110
-------------------------------------------------------------------------------
   EMBRAER 195                  15           30             -            15
-------------------------------------------------------------------------------
Total EMBRAER 170/190          273          347            23           250
-------------------------------------------------------------------------------
Total Commercial
Airline Market               1,193          793           772           421
-------------------------------------------------------------------------------

Embraer Image Gallery
---------------------

You can download images of Embraer products in different resolutions, accessing directly the Embraer Image Gallery at http://www.embraer.com.



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Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is one of the majors aerospace companies, with 34 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in Australia, China, France, Singapore and the United States. Embraer is among Brazil's leading exporting companies. As of June 30, 2004 Embraer had a total workforce of 14,207 people, and its firm order backlog totaled US$ 10.5 billion.



IR Contacts
-----------

Anna Cecilia Bettencourt
Daniel Bicudo
Milene Petrelluzzi
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.





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Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                                 June 30, 2004



ERJ 135
-------------------------------------------------------------------------------
     Client           Country      Firm Orders     Deliveries        Firm Order
                                                                      Backlog
-------------------------------------------------------------------------------
American Eagle      USA                40              40                0
-------------------------------------------------------------------------------
British Midland     Great Britain       4               2                2
-------------------------------------------------------------------------------
City Air            Sweden              2               2                0
-------------------------------------------------------------------------------
Express Jet         USA                30              30                0
-------------------------------------------------------------------------------
Flandre Air         France              3               3                0
-------------------------------------------------------------------------------
Pan Europeenne      France              1               1                0
-------------------------------------------------------------------------------
Proteus             France              3               3                0
-------------------------------------------------------------------------------
Regional Airlines   France              3               3                0
-------------------------------------------------------------------------------
SA Airlink          South Africa       20               5               15
-------------------------------------------------------------------------------
Jet Magic           Ireland             1               1                0
-------------------------------------------------------------------------------
Republic (Wexford)  USA                15              15                0
-------------------------------------------------------------------------------
TOTAL                                 122             105               17
-------------------------------------------------------------------------------


ERJ 140
-------------------------------------------------------------------------------
                  Client   Country    Firm Orders     Deliveries     Firm Order
                                                                      Backlog
-------------------------------------------------------------------------------
American Eagle      USA                59              59                 0
-------------------------------------------------------------------------------
Midwest             USA                20               0                20
-------------------------------------------------------------------------------
Republic (Wexford)  USA                15              15                 0
-------------------------------------------------------------------------------
TOTAL                                  94              74                20
-------------------------------------------------------------------------------



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ERJ 145
-------------------------------------------------------------------------------
    Client          Country     Firm Orders      Deliveries      Firm Order
                                                                  Backlog
-------------------------------------------------------------------------------
Aerolitoral         Mexico            5               3               2
-------------------------------------------------------------------------------
Air Caraibes        Guadeloupe        2               2               0
-------------------------------------------------------------------------------
Alitalia            Italy            14              14               0
-------------------------------------------------------------------------------
American Eagle      USA             136              80              56
-------------------------------------------------------------------------------
Axon Airlines       Greece            3               3               0
-------------------------------------------------------------------------------
British Midland     Great Britain    11               9               2
-------------------------------------------------------------------------------
British Regional    Great Britain    23              23               0
-------------------------------------------------------------------------------
Brymon              Great Britain     7               7               0
-------------------------------------------------------------------------------
China Southern      China             6               2               4
-------------------------------------------------------------------------------
Cirrus              Germany           1               1               0
-------------------------------------------------------------------------------
ERA                 Spain             2               2               0
-------------------------------------------------------------------------------
Express Jet         USA             245             206              39
-------------------------------------------------------------------------------
Flandre Air         France            7               5               2
-------------------------------------------------------------------------------
GECAS (PB Air)      USA               2               2               0
-------------------------------------------------------------------------------
KLM Exel            Holland           2               2               0
-------------------------------------------------------------------------------
LOT                 Poland           14              14               0
-------------------------------------------------------------------------------
Luxair              Luxemburg         9               9               0
-------------------------------------------------------------------------------
Mesa                USA              36              36               0
-------------------------------------------------------------------------------
Portugalia          Portugal          8               8               0
-------------------------------------------------------------------------------
Proteus             France           11               8               3
-------------------------------------------------------------------------------
Regional Airlines   France           17              14               3
-------------------------------------------------------------------------------
Republic (Wexford)  USA              68              51              17
-------------------------------------------------------------------------------
Rheintaltug         Austria           3               3              0
-------------------------------------------------------------------------------
Rio-Sul             Brazil           16              16              0
-------------------------------------------------------------------------------
Sichuan Airlines    China             5               5              0
-------------------------------------------------------------------------------
Skyways AB          Sweden            4               4              0
-------------------------------------------------------------------------------
SWISS               Switzerland      25              25              0
-------------------------------------------------------------------------------
Trans States        USA              22              16              6
-------------------------------------------------------------------------------
Total                               704             570            134
-------------------------------------------------------------------------------



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EMBRAER 170
-------------------------------------------------------------------------------
    Client          Country       Firm Orders      Deliveries      Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Air Caraibes        Guadeloupe        2                0               2
-------------------------------------------------------------------------------
Alitalia            Italy             6                5               1
-------------------------------------------------------------------------------
Cirrus              Germany           1                0               1
-------------------------------------------------------------------------------
Finnair             Finland          12                0              12
-------------------------------------------------------------------------------
GECAS               USA               5                4               1
-------------------------------------------------------------------------------
LOT                 Poland            6                2               4
-------------------------------------------------------------------------------
Republic Airways    USA              16                0              16
-------------------------------------------------------------------------------
SWISS               Switzerland      15                0              15
-------------------------------------------------------------------------------
US Airways          USA              85               12              73
-------------------------------------------------------------------------------
Total                               148               23             125
-------------------------------------------------------------------------------



EMBRAER 190
-------------------------------------------------------------------------------
    Client          Country       Firm Orders      Deliveries      Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Jet Blue            USA              100               0             100
-------------------------------------------------------------------------------
Undisclosed                           10               0              10
-------------------------------------------------------------------------------
Total                                110               0             110
-------------------------------------------------------------------------------



EMBRAER 195
-------------------------------------------------------------------------------
    Client          Country       Firm Orders      Deliveries      Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
SWISS               Switzerland       15               0               15
Total                                 15               0               15